UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

MEDALIST DIVERSIFIED REIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 6, 2021

The 2021 Annual Meeting of Stockholders of Medalist Diversified REIT, Inc., is scheduled to be held on Thursday, September 16, 2021 at 10:00 am (EST) at 1051 E. Cary Street, Suite 601, James Center, Richmond, Virginia 23219, our principal executive office and via conference telephone: 800-511-7985; passcode 6294016. Directions to the meeting can be obtained by calling 804-344-4445.

At this Annual Meeting, stockholders are being asked to elect five (5) directors (Proposal 1) and ratify the appointment of the auditors (Proposal 2). In order to hold this Meeting, we need at least a majority of the outstanding shares represented in person or by proxy.

A large number of our stockholders hold their shares in “street name”. These stockholders are beneficial owners of shares registered in the name of a broker, bank or other nominee. If you are a beneficial owner of shares held in street name, your proxy may not be cast without your voting instructions. Recently, many of the nominees that hold a significant number of shares of our common stock for the benefit of our stockholders, have adopted a policy of not exercising their voting rights. Therefore, unless our stockholders who beneficially own shares in street name, provide these nominees with specific voting instructions to vote their shares, the shares of common stock will not be counted towards quorum. If we are unable to reach a quorum at our Annual Meeting, we will not be able to hold a valid stockholders meeting and our stockholders will not be able to vote on the matters submitted. Therefore, please take the time to vote today.

This letter should be read in conjunction with the Proxy Statement, which we encourage you to read carefully and in its entirety before making a voting decision. To the extent that information in this letter differs from or updates information contained in the Proxy Statement, the information contained herein supersedes the information contained in the Proxy Statement.

Your vote is very important regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, we encourage you to read the Proxy Statement, as supplemented hereby, and submit your proxy or voting instructions as soon as possible. For instructions on how to vote your shares, please refer to the Proxy Statement or, if your shares are held in street name, the instructions provided by your bank, broker or nominee. If you have any questions or need assistance in voting your shares, please call our proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Thomas E. Messier

Chairman and Chief Executive Officer